Parker Drilling Reports 2014 Third Quarter Results

HOUSTON, Nov. 5, 2014 /PRNewswire/ -- Parker Drilling Company (NYSE-PKD), an international provider of contract drilling and drilling-related services and rental tools to the energy industry, today reported results for the quarter ended September 30, 2014, including net income of $12.6 million, or $0.10 per diluted share, on revenues of $242.0 million. Excluding non-routine items, the Company earned net income of $11.8 million or $0.10 per diluted share, compared with similarly adjusted 2014 second quarter net income of $15.1 million or $0.12 per diluted share, on revenues of $254.2 million. Third quarter adjusted EBITDA, excluding non-routine expenses, was $70.3 million, compared with $71.0 million for the preceding quarter.

"Our third quarter results were in line with our expectations and reflect a solid performance from our operations. We achieved a sequential increase in gross margin and gross margin as a percentage of revenues, although revenues declined due to anticipated reductions in Technical Services project revenues, reimbursable expenses and the Latin America region's rig fleet utilization," said Gary Rich, chairman, president and chief executive officer.

"We continue to make gains in growing and strengthening our business. Recently, we committed one of two rigs currently stationed in Tunisia for work in the Caspian / Middle East market. The commitment also includes further work for one of our two rigs in the Kurdistan Region of Iraq. In addition, we secured a new operations and maintenance contract to provide extended reach drilling services for two customer-owned rigs in the Arabian Gulf.

Outlook

"We believe the recent decline in the price of crude oil is beginning to influence drilling activity in U.S. markets. This could lead to lower than previously expected fourth quarter revenues and earnings from our U.S. operations. However, our international businesses operate in markets where drilling activity is less volatile. As a result, our near-term expectations for our international businesses are largely unchanged.

"As current market concerns resolve themselves, we expect the long-term needs of the industry to generate growth in demand for the services we provide. We believe this will produce opportunities to further grow our businesses, enhance our operating performance and deliver strong financial results," Mr. Rich added.

Third Quarter Review

Parker Drilling's revenues for the 2014 third quarter, compared with the 2014 second quarter, decreased 4.8 percent to $242.0 million from $254.2 million, operating gross margin excluding depreciation and amortization expense (segment gross margin) increased to $81.2 million from $79.7 million and segment gross margin as a percentage of revenues was 33.6 percent, compared with 31.3 percent for the prior period.

For the Company's combined drilling operations, revenues declined 8 percent to $154.3 million from $167.1 million, gross margin declined 2 percent to $45.5 million from $46.3 million, and drilling operations' gross margin as a percentage of revenues was 29.5 percent, compared with 27.7 percent. The decrease in revenues was primarily due to the anticipated reduction in Technical Services project revenues, lower reimbursable expenses and lower Latin America rig fleet utilization. This was largely offset by higher average dayrates and lower operating costs.

  U.S. Barge Drilling revenues were $39.6 million, gross margin was $20.7 million, and gross margin as a percentage of revenues was 52.2 percent.  Compared with the 2014 second quarter, revenues declined 2 percent and gross margin declined 4 percent.  The declines in revenues and gross margin were primarily the result of lower utilization, partially offset by an increase in realized average dayrate.
  U.S. Drilling revenues were $19.7 million, gross margin was $5.3 million, and gross margin as a percentage of revenues was 26.9 percent. Compared with the 2014 second quarter, revenues declined 2 percent due to a reduction in reimbursable expenses.  Gross margin increased 6 percent, primarily reflecting growing efficiencies in our Alaska operations.
  International Drilling revenues were $88.2 million, gross margin was $18.5 million, and gross margin as a percentage of revenues was 20.9 percent. Compared with the 2014 second quarter, revenues declined 4 percent and gross margin declined 2 percent. The decrease in revenues was primarily due to the anticipated decline in reimbursable expenses and the expected reduction in our Latin America rig fleet utilization.  This was partially offset by a higher realized average dayrate.  Lower operating expenses, primarily in our operations in the Kurdistan Region of Iraq, kept gross margin relatively unchanged.
  Technical Services revenues were $6.8 million, gross margin was $1.0 million, and gross margin as a percentage of revenues was 15.4 percent.  Compared with the 2014 second quarter, revenues decreased 55 percent due to the expected reduction in vendor services associated with customer projects.  Vendor services revenues make little contribution to gross margin.  As a result, gross margin was relatively unchanged.

Rental Tools revenues were $87.7 million, gross margin was $35.7 million, and gross margin as a percentage of revenues was 40.7 percent. Compared with the 2014 second quarter, revenues increased 1 percent and gross margin increased 7 percent. The increases in revenues and gross margin were primarily due to growth in U.S. Gulf of Mexico offshore deepwater activity and lower operating costs in our international operations. These benefits were partially offset by reduced activity in the U.S. Gulf of Mexico shelf and inland waters markets.

General and Administrative Expense increased to $9.4 million for the 2014 third quarter, from $7.0 million for the 2014 second quarter. Both periods benefited from the receipt of funds from an escrow account established in connection with the ITS acquisition. Excluding this benefit, General and Administrative Expense was $10.6 million in the 2014 third quarter and $8.5 million in the 2014 second quarter. The increased expense was primarily due to higher professional fees for corporate services.

Capital expenditures year-to-date through September 30, 2014 were $151.1 million.

"Our attention remains focused on developing strong, durable and competitive operations capable of providing customers with innovative, reliable and efficient business solutions. We believe our success in this will produce sustainable and profitable results, attractive returns and growth for Parker Drilling," concluded Mr. Rich.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 6, 2014, to review reported results. The call will be available by telephone at (719) 325-2454. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from November 6, 2014 through November 13, 2014 at (888) 203-1112, using the access code 9060888#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the strengthening of the Company's financial position; increases in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides contract drilling and drilling-related services and rental tools to the energy industry. The Company's drilling services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker Drilling-owned and customer-owned equipment. The Company's rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands, Except Per Share Data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$78,311	$148,689
Accounts and Notes Receivable, Net	264,803	257,889
Rig Materials and Supplies	45,774	41,781
Deferred Costs	6,857	13,682
Deferred Income Taxes	8,015	9,940
Other Current Assets	41,606	47,302
TOTAL CURRENT ASSETS	445,366	519,283

PROPERTY, PLANT AND EQUIPMENT, NET	912,853	871,356

OTHER ASSETS
Deferred Income Taxes	126,100	102,420
Other Assets	36,694	41,697
TOTAL OTHER ASSETS	162,794	144,117

TOTAL ASSETS	$1,521,013	$1,534,756

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$10,000	$25,000
Accounts Payable and Accrued Liabilities	172,464	182,152
TOTAL CURRENT LIABILITIES	182,464	207,152

LONG-TERM DEBT	607,500	628,781

LONG-TERM DEFERRED TAX LIABILITY	54,540	38,767

OTHER LONG-TERM LIABILITIES	17,907	26,914

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	654,969	631,696
Noncontrolling interest	3,633	1,446
TOTAL EQUITY	658,602	633,142

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,521,013	$1,534,756

Current Ratio	2.44	2.51

Total Debt as a Percent of Capitalization	49%	51%

Book Value Per Common Share	$5.37	$5.24

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended June 30,
	Three Months Ended September 30,
	2014	2013	2014

REVENUES	$242,012	$237,762	$254,234

EXPENSES:
Operating Expenses	160,797	153,147	174,569
Depreciation and Amortization	36,149	35,882	36,180
	196,946	189,029	210,749
TOTAL OPERATING GROSS MARGIN	45,066	48,733	43,485

General and Administrative Expense	(9,370)	(14,238)	(7,007)
Gain (Loss) on Disposition of Assets, Net	(457)	1,094	1,019

TOTAL OPERATING INCOME	35,239	35,589	37,497

OTHER INCOME AND (EXPENSE):
Interest Expense	(10,848)	(13,127)	(10,599)
Interest Income	36	130	88
Loss on extinguishment of debt	—	(5,218)	(479)
Change in fair value of derivative positions	—	—	—
Other	(536)	(144)	1,032
TOTAL OTHER EXPENSE	(11,348)	(18,359)	(9,958)

INCOME (LOSS) BEFORE INCOME TAXES	23,891	17,230	27,539

INCOME TAX EXPENSE	11,014	9,112	11,702

NET INCOME (LOSS)	12,877	8,118	15,837
Less: net income (loss) attributable to noncontrolling interest	311	148	156
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$12,566	$7,970	$15,681

EARNINGS PER SHARE - BASIC
Net Income (loss)	$0.10	$0.07	$0.13

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$0.10	$0.07	$0.13

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	121,523,674	119,990,196	121,078,359
Diluted	123,177,753	121,674,591	122,764,247

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013

REVENUES	$725,471	$630,851

EXPENSES:
Operating Expenses	501,391	413,294
Depreciation and Amortization	106,666	97,674
	608,057	510,968
TOTAL OPERATING GROSS MARGIN	117,414	119,883

General and Administrative Expense	(25,341)	(49,286)
Gain on Disposition of Assets, Net	433	2,759

TOTAL OPERATING INCOME	92,506	73,356

OTHER INCOME AND (EXPENSE):
Interest Expense	(33,486)	(33,874)
Interest Income	156	2,392
Loss on extinguishment of debt	(30,152)	(5,218)
Change in fair value of derivative positions	—	54
Other	1,391	(805)
TOTAL OTHER EXPENSE	(62,091)	(37,451)

INCOME (LOSS) BEFORE INCOME TAXES	30,415	35,905

INCOME TAX EXPENSE (BENEFIT)	14,093	18,841

NET INCOME (LOSS)	16,322	17,064

Less: net income (loss) attributable to noncontrolling interest	624	221
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$15,698	$16,843

EARNINGS PER SHARE - BASIC	$0.13	$0.14

EARNINGS PER SHARE - DILUTED	$0.13	$0.14

NUMBER OF COMMON SHARES USED IN COMPUTING
EARNINGS PER SHARE:
Basic	120,994,728	119,443,260
Diluted	122,972,014	121,693,781

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2014	2013	2014

REVENUES:
Rental Tools	$87,711	$89,614	$87,169
U.S. Barge Drilling	39,630	33,919	40,289
U.S. Drilling	19,687	18,693	20,039
International Drilling	88,173	88,562	91,754
Technical Services	6,811	6,974	14,983
Total Revenues	$242,012	$237,762	$254,234

OPERATING EXPENSES:
Rental Tools	$51,987	$48,739	$53,842
U.S. Barge Drilling	18,939	18,112	18,761
U.S. Drilling	14,395	14,786	15,045
International Drilling	69,713	64,720	72,954
Technical Services	5,763	6,790	13,967
Total Operating Expenses	$160,797	$153,147	$174,569

OPERATING GROSS MARGIN:
Rental Tools	$35,724	$40,875	$33,327
U.S. Barge Drilling	20,691	15,807	21,528
U.S. Drilling	5,292	3,907	4,994
International Drilling	18,460	23,842	18,800
Technical Services	1,048	184	1,016
Depreciation and Amortization	(36,149)	(35,882)	(36,180)
Total Operating Gross Margin	$45,066	$48,733	$43,485

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Net Income (Loss) Attributable to Controlling Interest	$12,566	$15,681	$(12,549)	$10,172	$7,970
Adjustments:
Income Tax (Benefit) Expense	11,014	11,702	(8,623)	6,766	9,112
Interest Expense	10,848	10,599	12,039	13,946	13,127
Other Income and Expense	500	(641)	28,746	(2,313)	5,234
(Gain) Loss on Disposition of Assets, Net	457	(1,019)	129	(1,234)	(1,094)
Depreciation and Amortization	36,149	36,180	34,337	36,378	35,882
Provision for Reduction in Carrying Value of Certain Assets	—	—	—	2,544	—

Adjusted EBITDA*	71,534	72,502	54,079	66,259	70,231

Adjustments:
Non-routine Items	(1,250)	(1,500)	—	3,306	4,819

Adjusted EBITDA after Non-routine Items	$70,284	$71,002	$54,079	$69,565	$75,050

*Adjusted EBITDA, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

CONTACT: Investor Relations, Richard Bajenski, Director, Investor Relations, (281) 406-2030; or Media Relations, Stephanie Dixon, Manager, Marketing & Corporate Communications, (281) 406-2212